NuScale Power Corporation Announces Redemption of Warrants CORVALLIS, Ore.--(BUSINESS WIRE)-- NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced nuclear small modular reactor (SMR) technology, today announced that the Company will redeem all of its outstanding warrants to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the Common Stock), that remain outstanding at 5:00 p.m. EST on Thursday, December 19, 2024 (the Redemption Date), for a redemption price of $0.01 per warrant (the Redemption Price). The Company has directed its warrant agent, Continental Stock Transfer & Trust Company (the Warrant Agent) to deliver a notice of redemption (the Notice of Redemption) to the registered holders of outstanding warrants pursuant to the Warrant Agreement, dated as of November 23, 2020 (the Warrant Agreement), by and between the Company (f/k/a Spring Valley Acquisition Corp) and the Warrant Agent. Under the Warrant Agreement, the Company is entitled to redeem not less than all of the outstanding Warrants for the Redemption Price if (i) the last sales price of the Common Stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-day trading period ending on the third trading day prior to the date on which a notice of redemption is given, and (ii) the 11,500,000 warrants issued as part of the units in the Company’s initial public offering that closed on November 27, 2020 (the IPO), and the 8,900,000 warrants originally issued to Spring Valley Acquisition Sponsor Sub, LLC in a private placement concurrently with the IPO are concurrently called for redemption on the same terms. The stock sales price condition was satisfied on November 14, 2024. Exercise Procedures and Deadline for Warrant Exercise Warrant holders may continue to exercise their warrants to purchase shares of Common Stock until immediately before 5:00 p.m. EST on the Redemption Date. Holders may exercise their warrants and receive Common Stock in exchange for a payment in cash of the $11.50 per warrant exercise price. Holders wishing to exercise their warrants should follow the procedures described in the Notice of Redemption and the Election to Exercise form included with the notice. Holders of warrants held in “street name” should immediately contact their brokers to determine exercise procedures. Because the act of exercising is voluntary, holders must instruct their brokers to submit the warrants for exercise or the warrants will be redeemed on the Redemption Date for $0.01 per warrant. Termination of Warrant Rights Any outstanding warrants that remain unexercised at 5:00 p.m. EST on the Redemption Date will be void and no longer exercisable, except to receive the Redemption Price or as otherwise described in the Notice of Redemption. How to redeem The shares of common stock underlying the warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 as amended on Form S-3, as amended, with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-264910). The exercise of warrants should be directed through the broker of the warrant holder. In addition to the broker, questions may be directed to Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, Telephone Number (212) 509- 4000. Additional information can be found on the Company’s Investor Relations website: www.nuscalepower.com. About NuScale Power Founded in 2007, NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor (SMR) nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon-free energy. The company’s groundbreaking SMR technology is powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, data centers, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. To learn more, visit NuScale Power’s website or follow us on LinkedIn, Facebook, Instagram, X and YouTube. No Offer or Solicitation This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Investor contact Scott Kozak Director, Investor Relations ir@nuscalepower.com Media contact Chuck Goodnight Vice President, Business Development media@nuscalepower.com